EMPLOYMENT AGREEMENT


      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of May 27, 2004, by and between TCI Solutions, Inc. (the "Company") and David R. Butler (the "Executive"). The Company and the Executive are hereinafter collectively referred to as the "Parties", and individually referred to as a "Party." Notwithstanding the foregoing, this Agreement shall not become effective until approved by the Company's Board of Directors (the "Board") if such approval is not obtained prior to the Effective Date.

                                    RECITALS

A. The Company desires to retain the Executive's experience, skills, abilities, background and knowledge and is willing to engage the Executive's services on the terms and conditions set forth in this Agreement.

B. The Executive desires to be in the employ of the Company and is willing to accept such employment on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

      1. EMPLOYMENT.

            1.1 Title. The Executive shall serve as the Company's Chief Executive Officer and shall serve in such other capacities as the Company may from time to time prescribe. The Executive shall serve on, and report to, the Board. The Company will continue to support the Executive's membership on the Board at all times while he serves as the Company's Chief Executive Officer.

            1.2 Duties. The Executive shall perform all services and actions necessary or advisable to conduct the business of the Company and which are normally associated with the position(s) the Executive holds. The Executive shall begin employment under this Agreement on July 1, 2004 (the "Effective Date").

            1.3 Location. The Executive shall perform the services required pursuant to this Agreement at the Company's offices located in Irvine, California; provided, however, that the Company may require the Executive to travel temporarily to other locations in connection with the Company's business.



                                       1.

      2. LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

            2.1 Loyalty. During the Executive's employment with the Company, the Executive shall devote the Executive's full business energies, interest, abilities and productive time to the proper and efficient performance of the Executive's duties under this Agreement.

            2.2 Covenant not to Compete. Except with the prior written consent of the Board, the Executive shall not, during any period the Executive is receiving compensation or any other consideration from the Company, including, but not limited to severance pay, engage in competition with the Company and/or any of its Affiliates (as defined below), either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services which are in the field of merchandising, pricing and inventory management software for the retail industry. For purposes of this Agreement, "Affiliate" means, with respect to any specific entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified entity.

            2.3 Agreement not to Participate in Company's Competitors. Except with the prior written consent of the Board, the Executive shall not, during any period the Executive is receiving compensation or any other consideration from the Company, including, but not limited to severance pay, assume or participate in, directly or indirectly, any investment or equity interest known by the Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its Affiliates. Ownership by the Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

      3. COMPENSATION OF THE EXECUTIVE.

            3.1 Base Salary. The Company shall pay the Executive a base salary of three hundred thousand dollars ($300,000) per year, payable in regular periodic payments in accordance with Company policy. Such base salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

            3.2 Bonus. In addition to the Executive's base salary, the Executive shall be eligible to receive a target annual bonus of one hundred thousand dollars ($100,000) (the "Bonus"). For the 2004 fiscal year, fifty percent (50%) of the Bonus shall be guaranteed (subject to pro-ration as set forth herein), and the remainder shall be payable pursuant to the Company's Bonus Plan. In future years, all of such bonuses shall be payable pursuant to the Company's Bonus Plan. In the event that the Executive's employment is terminated by the Company for any reason other than Cause (as defined below), the Executive resigns for any reason or the Executive's employment terminates as a result of death or Complete Disability (as



                                       2.

defined below), the Executive shall be entitled to receive the amount of Bonus (or any future annual target bonus) equal to the product of (a) the amount of the Bonus (or any future annual target bonus) that the Executive would have earned during the calendar year pursuant to the Bonus Plan (including the guaranteed portion of the Bonus in 2004) multiplied by (b) the quotient of (i) the number of calendar days the Executive had been employed by the Company in that calendar year, including any days on which the Executive was on leave or vacation pursuant to the Company's standard policies (except in 2004, in which it shall be the number of days elapsed since the beginning of the calendar year), divided by (ii) 365. For purposes of awarding any pro-rata bonus payment, the Board shall make a good faith determination regarding the achievement of any applicable objectives under the Bonus Plan within a reasonable period following the termination of the Executive's employment. The good faith determinations of the Board with respect to the payment of the non-guaranteed portion of the Executive's Bonus (or any future bonus) shall be final and binding. The Compensation Committee of the Board (the "Compensation Committee") is free to amend or revise the Company's Bonus Plan at any time, provided, however, that nothing in this Section shall be deemed to waive, amend or modify the provisions of Sections 3.6, 4.4.2 or 4.4.3 with regard to compensation owing to the Executive under such specified situations or to amend the definitions in Section
4.5.2 and 4.5.3.

            3.3 Changes to Compensation. The Executive's compensation shall be reviewed in accordance with all other senior management on an annual basis by the Compensation Committee beginning on January 1, 2005 and may be changed from time to time by the Board upon mutual written agreement between the Executive and the Chairman of the Compensation Committee, provided, however, that nothing in this Section shall be deemed to waive, amend or modify the provisions of Sections 3.6, 4.4.2 or 4.4.3 with regard to compensation owing to the Executive under such specified situations or to amend the definitions in Section 4.5.2 and 4.5.3.

            3.4 Employment Taxes. All of the Executive's compensation (in any form) shall be subject to all required withholding taxes, employment taxes and other deductions required by law.

            3.5 Benefits. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits (including, but not limited to, health benefits for the Executive and his family) under any benefit plan or arrangement which may be in effect from time to time and made available to the Company's employees. In addition, the Executive shall be eligible for paid vacation commensurate with his position under this Agreement, in accordance with Company policy as in effect from time to time. Within sixty (60) days following the Effective Date, the Company shall provide the Executive with satisfactory information pertaining to his benefits.

            3.6 Option. Subject to the approval of the Board, the Executive shall be granted an option (the "Option") to purchase the number of shares equal to seven and one half percent (7.5%) of the Company's fully diluted capital stock as of the Effective Date. The exercise price per share will be equal to the fair market value per share on the date the Option is granted or on the Executive's first day of employment, whichever is later. The Option will be subject to the terms and conditions applicable to options granted under the Company's Stock



                                       3.

Option Plan (the "Plan"), as described in the Plan and the applicable Stock Option Agreement. The Executive shall vest in the Option shares in accordance with the standard vesting schedule under the Plan. The Executive shall generally have ninety (90) days after termination of employment to exercise any vested Option shares. In addition, if the Company is subject to a Change in Control (as defined below) before the Executive's employment with the Company terminates and within twelve (12) months following such Change in Control the Executive is terminated by the Company without Cause (as defined below) or resigns for Good Reason (as defined below), then all of the remaining Option shares shall vest in full upon the effective date of such separation. Notwithstanding the foregoing, if a successor or surviving entity following a Change in Control requests that the Executive remain employed in the same or similar position as set forth in this Agreement for a period of not more than twelve (12) months following such Change in Control, then the vesting acceleration set forth herein may be conditioned on such continued employment; provided, however, that if the Executive is terminated by the successor or surviving entity without Cause (as defined below) or resigns for Good Reason (as defined below), then all of the remaining Option shares shall vest in full upon the effective date of such separation.

      4. TERMINATION.

            4.1 Termination By the Company. The Executive's employment with the Company may be terminated under the following conditions:

                  4.1.1 Termination for Death or Disability. The Executive's employment with the Company shall terminate effective upon the date of the Executive's death or Complete Disability (as defined below).

                  4.1.2 Termination by the Company For Cause. The Company may terminate the Executive's employment under this Agreement for Cause (as defined below). A notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date specified, or, in the event no such date is specified, on the date upon which the notice is given.

                  4.1.3 Termination by the Company For Any Reason Other Than Cause. The Executive's employment by the Company shall be "at will". The Company may terminate the Executive's employment under this Agreement at any time, for any or no reason and with or without cause or advance notice. This is the full and complete agreement between the Executive and the Company on this term.
Although the Executive's duties, title, compensation and benefits may change, the "at will" nature of the Executive's employment relationship with the Company may only be modified in an express written agreement signed by the Executive and the Chairman of the Compensation Committee.

            4.2 Termination by Mutual Agreement of the Parties. The Executive's employment pursuant to this Agreement may be terminated at any time upon the mutual written agreement of the Parties. Any such termination of employment shall have the consequences specified in such writing.



                                       4.

            4.3 Termination by the Executive. The Executive's employment by the Company shall be "at will". The Executive shall have the right to resign or terminate the Executive's employment at any time, with or without Good Reason.

            4.4 Compensation Upon Termination.

                  4.4.1 With Cause, Executive's resignation without Good Reason, Death or Complete Disability. If the Executive's employment is terminated by the Company for Cause, the Executive resigns employment hereunder without Good Reason or the Executive's employment terminates as a result of death or Complete Disability, then the Company shall pay the Executive's base salary and any accrued and unused vacation benefits earned through the date of termination, and the Company shall thereafter have no further obligations to the Executive under this Agreement except as set forth in Section 3.2 above.

                  4.4.2 Without Cause. If the Company terminates the Executive's employment without Cause, then the Company shall pay the Executive's base salary and accrued and unused vacation earned through the date of termination and shall comply with the provisions of Section 3.2 above. In addition, the Company shall provide the Executive with the following severance benefits:

                        4.4.2.1   The   Company   shall   continue  to  pay  the
Executive's base salary as in effect on the date of termination until the earlier of (i) the end of the twelve (12) month period following the termination of employment or (ii) the date the Executive commences subsequent employment (the "Without Cause Severance Payments"). Such Without Cause Severance Payments shall be subject to standard deductions and withholdings and paid in accordance with the Company's regular payroll policies and practices.

                        4.4.2.2 The Executive shall be given vesting credit under the Option as if the Executive had remained employed for a period of nine
(9) months following the date of his termination.

                        4.4.2.3 Assuming the Executive timely and accurately elects to continue his health insurance benefits under COBRA, the Company shall reimburse him for his COBRA expenses until the earliest of (i) the end of the period during which he is receiving Without Cause Severance Payments, (ii) the expiration of the Executive's continuation coverage under COBRA or (iii) the date he becomes covered by the health insurance benefits of a subsequent employer.

                  4.4.3 With Good Reason. If the Executive resigns employment with Good Reason, then the Company shall pay the Executive's base salary and accrued and unused vacation earned through the date of termination and shall comply with the provisions of Section 3.2 above. In addition, the Company shall provide the Executive with the following severance benefits:

                        4.4.3.1   The   Company   shall   continue  to  pay  the
Executive's base salary as in effect on the date of termination for a period of six (6) months following the



                                       5.

termination of employment (the "Good Reason Severance Payments"). Such Good Reason Severance Payments shall be subject to standard deductions and withholdings and paid in accordance with the Company's regular payroll policies and practices.

                        4.4.3.2 Assuming the Executive timely and accurately elects to continue his health insurance benefits under COBRA, the Company shall reimburse him for his COBRA expenses until the earlier of (i) the end of the period during which he is receiving Good Reason Severance Payments, (ii) the expiration of the Executive's continuation coverage under COBRA or (iii) the date he becomes covered by the health insurance benefits of a subsequent employer.

                  4.4.4 Release and Consultation. Notwithstanding the foregoing, the Executive shall receive no severance benefits under Sections 4.4.2 or 4.4.3 unless the Executive resigns from the Board and furnishes the Company with an effective waiver and release of claims (the "Release") in a form acceptable to the Company and substantially as attached hereto as Exhibit A. At the time such Release is executed, the Board shall make a good faith determination as to whether it is in the best interests of the Company to make such Release mutual. If a majority of the Board determines in good faith after the Executive has had reasonable opportunity to present his position, that the Executive has breached any provision of his Proprietary Information and Inventions Agreement or any material provision of this Agreement or the Release, the Company shall be excused from the obligation to provide any remaining severance benefits under Sections 4.4.2 or 4.4.3. During any period the Executive is receiving severance benefits under Sections 4.4.2 or 4.4.3, the Executive shall, for no additional consideration, consult with the Company on an occasional basis as requested by the Company, not to exceed twelve (12) hours per month.

            4.5 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  4.5.1 Complete Disability. "Complete Disability" shall mean the inability of the Executive to perform the Executive's duties under this Agreement because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term "Complete Disability" shall mean the inability of the Executive to perform the Executive's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated the Executive from satisfactorily performing all of the Executive's usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.



                                       6.

                  4.5.2 Cause. "Cause" for the Company to terminate Executive's employment hereunder shall mean the occurrence of one or more of the following, as reasonably determined by the Board:

                  (i) the Executive's gross misconduct or commission of an act that materially injures (or reasonably could materially injure) the Company;

                  (ii) the Executive's refusal or failure to follow lawful directions of the Board;

                  (iii) the Executive's conviction of, or plea of guilty or no contest to, any felony under the laws of the United States or any state thereof; or

                  (iv) the Executive's engaging or in any manner participating in any activity which violates any provision of Section 2 or Section 5 hereof or the Executive's Proprietary Information and Inventions Agreement.

                  4.5.3 Good Reason. "Good Reason" for the Executive to terminate his employment hereunder shall mean the occurrence of one or more of the following, without the Executive's express written consent and for which the Executive has given the Company express written notice within six (6) months following such occurrence: (i) a significant reduction in the Executive's duties, position or responsibilities relative to the duties, position or responsibilities in effect immediately prior to such reduction, which reduction continues for a period of thirty (30) days following the Executive giving the Company notice of such significant reduction; provided, however, that a reduction in his duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when, following a Change of Control, he remains the head executive of a division or subsidiary of the acquirer that contains the Company's business) shall not constitute Good Reason for the Executive to terminate his employment; (ii) a greater than 10% reduction in the Executive's Base Salary as in effect immediately prior to such reduction or a greater than 10% reduction in the previously established target bonus as in effect for that year immediately prior to such reduction; provided, however, that the contemplated one hundred thousand dollar ($100,000) target bonus for 2005 pursuant to the Company's Bonus Plan shall not be considered to be a reduction from the Executive's 2004 target bonus; (iii) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that his overall benefits package is materially reduced or (iv) a relocation of the Executive's principal workplace to a site more than 40 miles from Orange County, California.

                  4.5.4 Change in Control. "Change in Control" shall mean the occurrence of any of the following: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended from time to time, and any successor statute (the "Exchange Act") (other than the Company, a subsidiary, an Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the Company's then outstanding securities (on an as-converted and exercised basis) other than by virtue of a merger,



                                       7.

consolidation or similar transaction; (ii) there is consummated a sale or other disposition of all or substantially all of assets of the Company (other than a sale to an entity where at least 50% of the combined voting power of the voting securities of such entity are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale); or (iii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the stockholders of the Company immediately prior to the consummation of such transaction do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur on account of the acquisition of securities of the Company by an investor, any Affiliate thereof or any other person or entity in a transaction or series of transactions the primary purpose of which is to obtain financing for the Company.

            4.6 Parachute Payments. Anything in this Agreement to the contrary notwithstanding, if any payment or benefit the Executive would receive from the Company pursuant to this Agreement or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (1) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (2) the Payment or a portion thereof after payment of the applicable Excise Tax, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Executive's receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the order of payments the Executive elects in writing, provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs. The Company's principal outside accounting firm will make all determinations hereunder and shall provide its calculations, together with detailed supporting documentation, to the Company and the Executive within fifteen (15) calendar days after the date on which the Executive's right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or the Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced
Amount, it shall furnish the Company and the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to such Payment. The Company shall be entitled to rely upon the accounting firm's determinations, which shall be final and binding on all persons.

            4.7 Exclusive Remedy. The rights, remedies and payments set forth in this Section 4 shall be the exclusive rights, remedies and payments available to the Executive upon termination of this Agreement and the Executive's employment hereunder. Such rights remedies and payments shall supercede and replace any and all rights and remedies under state or federal law. The Company may deduct any amounts the Executive owes the Company at the time of the



                                       8.

Executive's termination of employment from any Without Cause Severance Payments or Good Reason Severance Payments.

            4.8 Survival of Certain Sections. Sections 2.2, 2.3, 3.2, 3.4, 3.5, 3.6, 4.4, 4.5, 4.6, 4.7, 4.8 and 5 - 18 of this Agreement shall survive the termination of this Agreement.

      5. CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

            5.1 Proprietary Information and Inventions Agreement. As a condition of employment, the Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

            5.2  Non-Solicitation.  During any period the Executive is receiving compensation or any other consideration from the Company, including, but not limited to severance pay, the Executive agrees that in order to protect the Company's confidential and proprietary information from unauthorized use, the Executive shall not, either directly or through others, solicit or attempt to solicit (i) any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity, or (ii) the business of any customer, supplier, service provider, vendor or distributor of the Company which, at the time of termination or one (1) year immediately prior thereto, was doing business with the Company or listed on Company's customer, supplier, service provider, vendor or distributor list.

      6. INDEMNIFICATION.

            The Company agrees to enter into an indemnification agreement with the Executive in the form attached hereto as Exhibit C.

      7. DIRECTORS' AND OFFICERS' INSURANCE.

            The Company agrees that it shall use best efforts to procure and maintain in effect directors' and officers' insurance in an amount and of a type reasonable and customary for similarly situated companies.

      8. ASSIGNMENT AND BINDING EFFECT.

            This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.



                                       9.

      9. CHOICE OF LAW.

            This Agreement shall be construed and interpreted in accordance with the internal laws of the state of California (without giving effect to principles of conflicts of law).

      10. INTEGRATION.

            Except as may otherwise be provided herein, this Agreement, including Exhibit A, Exhibit B and Exhibit C, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive's employment and the termination of Executive's employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties. To the extent this Agreement conflicts with the Proprietary Information and Inventions Agreement attached as Exhibit B, the Proprietary Information and Inventions Agreement controls.

      11. AMENDMENT.

            This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Chairman of the Compensation Committee.

      12. WAIVER.

            No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

      13. SEVERABILITY.

            The finding by a court of competent jurisdiction or other authorized body of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. The invalid or unenforceable term or provision shall be modified or replaced with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

      14. INTERPRETATION; CONSTRUCTION.

            The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. The
Executive has been encouraged to consult with, and has consulted with, Executive's own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.



                                      10.

      15. REPRESENTATIONS AND WARRANTIES.

            The Executive represents and warrants that the Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that the Executive's execution and performance of this Agreement shall not violate or breach any other agreements between the Executive and any other person or entity.

      16. COUNTERPARTS.

            This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

      17. ARBITRATION.

            To ensure the rapid and economical resolution of disputes that may arise in connection with the Executive's employment with the Company, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to Executive's employment, or the termination of that employment, will be resolved, to the fullest extent permitted by law, by final binding arbitration in Orange County, California conducted by the Judicial Arbitration and Mediation Services ("JAMS"), or its successors, under the then current rules of JAMS for employment disputes; provided that the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law and (b) issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. Both the Executive and the Company shall be entitled to all rights and remedies that either the Executive or the Company would be entitled to pursue in a court of law. The Company shall pay all fees in excess of those which would be required if the dispute was decided in a court of law. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, the Executive and the Company each have the right to resolve any and all issues or disputes involving confidential or proprietary information, trade secrets or related information or intellectual property rights by court action instead of arbitration.

      18. TRADE SECRETS OF OTHERS.

            It is the understanding of both the Company and the Executive that the Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including the Executive's former employers, nor shall the Company and/or its Affiliates seek to elicit from the Executive any such information. Consistent with the foregoing, the Executive shall not provide to the Company and/or its Affiliates, and the Company and/or its Affiliates shall not request, any documents or copies of documents containing such information.



                                       11.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first shown above.



TCI SOLUTIONS, INC.

/s/ James E. Houlihan III
-------------------------------------------
James E. Houlihan III, on behalf of the Board of Directors





DAVID R. BUTLER

/s/ David R. Butler
-------------------------------------------
David R. Butler










                                      12.

                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

      In  consideration  of the payments and other benefits set forth in Section
4.4 of the Employment Agreement dated May 27, 2004 (the "Employment Agreement"), to which this form is attached, I, David R. Butler, hereby furnish TCI Solutions, Inc. (the "Company"), with the following release and waiver ("Release and Waiver"):

      In exchange for the consideration provided to me by the Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, this Release and Waiver shall not apply to (i) any claims I have to payment of the consideration provided to me in exchange for this Release and Waiver or (ii) any claims I have to indemnification under the Company's articles of incorporation or bylaws, applicable law or individual agreement.

      I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

      I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; (c) I have twenty-one (21) days in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the eighth day after I execute this Release and Waiver and the revocation period has expired (the "Effective Date").

      I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement, a copy of which is attached to the Employment Agreement as Exhibit B. Pursuant to the Proprietary Information and Inventions Agreement, I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

      I represent that I have not filed any claims against the Company, and agree that, except as such waiver may be prohibited by statute, I will not file any claim against the Company or seek any compensation for any claim other than the payments and benefits referenced herein. I agree to indemnify and hold the Company harmless from and against any and all loss, cost, and expense, including, but not limited to court costs and attorney's fees, arising from or in connection with any action which may be commenced, prosecuted, or threatened by me or for my benefit, upon my initiative, or with my aid or approval, contrary to the provisions of this Release and Waiver.

      This Release and Waiver, including any referenced documents, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a member of the Board of Directors of the Company (other than myself).





Date: __________________                  By: /s/ DAVID R. BUTLER
                                              -------------------------------
                                                  DAVID R. BUTLER




                                       2.

                                    EXHIBIT B

              [PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT]






                                       3.

                                    EXHIBIT B

                       [FORM OF INDEMNIFICATION AGREEMENT]






                                       4.